Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “First Amendment”) is made as of this 6th day of March, 2012 by and among A123 SYSTEMS, INC., a Delaware corporation (“A123”) and A123 SECURITIES CORPORATION, a Massachusetts corporation (“A123 Securities”, and together with A123, individually and collectively, jointly and severally, the “Borrowers” and each a “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), a California corporation, as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of September 30, 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Administrative Agent, the Lenders and the Borrowers agree as follows:

1.             Capitalized Terms.  All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.             Amendments to Section 1.1 (Defined Terms) of the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)                                 the definition of “Applicable Margin” is hereby amended and restated in its entirety as follows:

“Applicable Margin”: for each Type of Loan, the rate per annum set forth under the relevant column heading below:

REVOLVING LOANS AND SWINGLINE LOANS

Liquidity	Eurodollar Loans	ABR Loans
< $75,000,000	3.25%	1.00%
> $75,000,000	2.75%	0.50%

The Applicable Margin will be adjusted quarterly following receipt by Bank of the Borrowers quarter-end Compliance Certificate required to be delivered pursuant to Section 6.2(b).

Notwithstanding the foregoing, (a) at the Closing Date, the Applicable Margin shall be the rate corresponding to Liquidity of greater than $75,000,000 in the foregoing table, (b) if the Borrowers fail to deliver the financial statements required by Section 6.1 and the related Compliance Certificate required by Section6.2(b), by the respective dates required thereunder after the end of any related fiscal quarter, the Applicable Margin shall be the rates corresponding to Liquidity of $75,000,000 or less in the foregoing table until such financial statements and Compliance Certificate are delivered, and (c) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

(b)                                 the definition of “Borrowing Base” is hereby amended and restated in its entirety as follows:

“Borrowing Base”: as of any date of determination by the Administrative Agent, from time to time, an amount equal to the sum at such time of up to (a) eighty percent (80%) of the book value of Borrowers’ Eligible Accounts at such time, plus (b) eighty percent (80%) of Borrowers’ Eligible Foreign Accounts (provided that availability under this clause (b) shall not exceed fifteen percent (15%) of all outstanding Revolving Extensions of Credit) plus (c) thirty percent (30%) of Borrowers’ Eligible Inventory at such time valued at the lower of cost (determined on a first in, first out basis) or market basis (provided that availability under this clause (c) shall not exceed the lesser of (i) Eight Million Dollars ($8,000,000) or (ii) fifty percent (50%) of all outstanding Revolving Extensions of Credit), less (d) in each case, the amount of any Reserves established by the Administrative Agent at such time.

(c)                                  the definition of “Revolving Termination Date” is hereby amended and restated in its entirety as follows:

“Revolving Termination Date”: June 1, 2013.

3.             Amendment to Section 7.1(b) (Financial Condition Covenants) of the Credit Agreement.  Section 7.1(b) is hereby amended and restated in its entirety as follows:

“(b)         Consolidated Tangible Net Worth.  Permit Consolidated Tangible Net Worth, tested quarterly, as of the last day of each fiscal quarter of the Borrowers, to be less than $300,000,000.”

4.             Conditions Precedent to Effectiveness.  This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled prior to or concurrently herewith, each to the satisfaction of the Administrative Agent (such date, the “First Amendment Effective Date”):

(a)                                 This First Amendment and all other documents or other deliverables or conditions required hereunder or listed on Schedule A annexed hereto (collectively, the “First Amendment Documents”), shall have been duly executed and/or delivered by the respective parties hereto and thereto, and the Administrative Agent shall have received a counterpart of each First Amendment Documents signed by each party thereto or written evidence satisfactory to the Administrative Agent (including by telecopy or other electronic transmission of a signed signature page)

that each party has signed a counterpart of each applicable First Amendment Document.

(b)                                 All necessary consents and approvals to this First Amendment shall have been obtained.

(c)                                  No Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to the execution of this First Amendment.

(d)                                 After giving effect to this First Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties (i) relate solely to an earlier date, in which case they shall be true and correct as of such date or (ii) are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

(e)                                  The Loan Parties shall have paid all fees required to be paid in connection with this First Amendment to the Administrative Agent to the extent invoiced on or prior to the First Amendment Effective Date.

5.             Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)                                 It has all requisite power and authority to enter into this First Amendment and to carry out the transactions contemplated hereby.

(b)                                 The execution, delivery, and performance of this First Amendment (i) have been duly authorized by all necessary action, and (ii) do not and will not (A) violate any material Requirement of Law binding on it or its Subsidiaries, (B) violate any material Contractual Obligation of it or its Subsidiaries, except to the extent that any such violation could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Borrowers or their business, (C) result in or require the creation or imposition of any Lien upon any properties or assets of any Group Member pursuant to any Requirement of Law or any such Contractual Obligation, other than Liens created by the Security Documents, or (D) require any approval of any Group Member’s interestholders or any approval or consent of any Person under any material Contractual Obligation of any Group Member, other than consents or approvals that have been obtained or made and that are still in force and effect and except, in the case of material Contractual Obligations, for consents or approvals, the failure of which to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Borrower or its business.

(c)                                  No material authorization or material approval by, and no notice to or filing with, a Governmental Authority is required in connection with the due execution,

delivery and performance by it of this First Amendment, other than authorizations or approvals that have been obtained or made and that are still in force and effect.

(d)                                 This First Amendment has been duly executed and delivered by it and is a legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles (whether enforcement is sought by proceedings in equity or law) or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e)                                  No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Group Member.

(f)                                   No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this First Amendment.

(g)                                  The representations and warranties set forth in this First Amendment, the Credit Agreement (as amended by this First Amendment), after giving effect to this First Amendment, and the transactions contemplated hereby and set forth in the other Loan Documents to which it is a party, are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties (i) relate solely to an earlier date, in which case they shall be true and correct as of such date or (ii) are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

6.             Fees.  In addition and supplemental to any fees that may be due and payable under the Credit Agreement, Borrower shall pay to Administrative Agent an amendment fee of Twenty Thousand Dollars ($20,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Administrative Agent for all reasonable outstanding legal fees and expenses incurred to date, whether incurred in connection with this First Amendment or otherwise under the Loan Documents.

7.             Collateral Information Certificate.  Other than as provided in this First Amendment, each Loan Party hereby acknowledges, confirms and agrees the disclosures and information provided to the Administrative Agent in each Collateral Information Certificate delivered on the Closing Date have not changed, as of the date hereof.

8.             Payment of Costs and Expenses. Borrower shall pay to the Administrative Agent all costs and all reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of this First Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of outside counsel retained by Administrative Agent, in each case, as set forth in Section 10.5 of the Credit Agreement).

9.             Choice of Law.  This First Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

10.          Counterpart Execution.  This First Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this First Amendment by signing any such counterpart.  Delivery of an executed counterpart of this First Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this First Amendment.  Any party delivering an executed counterpart of this First Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this First Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

11.          Effect on Loan Documents.

(a)                                 The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this First Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document.  The consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents.  Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this First Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this First Amendment shall control.

(b)                                 Upon and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)                                  To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this First Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d)                                 This First Amendment is a Loan Document.

(e)                                  Unless the context of this First Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

12.          Entire Agreement.  This First Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

13.          Integration.  This First Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

14.          Reaffirmation of Obligations.  Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party.  Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guaranty and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Lenders and the Issuing Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

15.          Ratification.  Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

16.          Severability.  In case any provision in this First Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this First Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this First Amendment by their respective duly authorized officers.

BORROWERS:

A123 SYSTEMS, INC.
as a Borrower

By:
Name:
Title:

A123 SECURITIES CORPORATION
as a Borrower

By:
Name:
Title:

ADMINISTRATIVE AGENT and LENDER,
constituting all Lenders

SILICON VALLEY BANK

By:
Name:
Title:

[Signature Page to First Amendment to Credit Agreement]

SCHEDULE A

Conditions Precedent

1              First Amendment to Credit Agreement;

2              Amended and Restated Schedules to the Credit Agreement, as necessary;

3              Amended Schedules to the Guarantee and Collateral Agreement, as necessary;

4              Updated Collateral Information Certificate, as necessary;

5              UCC/Lien Searches - each Borrower;

6              Certificate of the Secretary of each Loan Party, certifying to (i) its Certificate of Organization/Incorporation, (ii) operating agreement/by-laws, (iii) resolution -written consent of its respective board of directors, (iv) names and signatures of officers authorized to sign the Loan Documents, and (v) good standing certificates from the respective jurisdictions of organization; and

7              Updated Insurance Certificates.